EXHIBIT 10.8

Environmental Indemnity Agreement

This Environmental Indemnity Agreement (this “Agreement”) is made as of the 24th day of March, 2020 (the “Effective Date”), by the Environmental Obligors, in favor of TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation, and its successors and assigns (the “Lender”), whose address is c/o AEGON USA Realty Advisors, LLC, Mortgage Loan Department 3B-CR, 6300 C Street SW, Cedar Rapids, Iowa 52499. The “Environmental Obligors” are WU/LH 466 BRIDGEPORT L.L.C., a Delaware limited liability company (the “Borrower”), with its principal place of business at 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552 and GTJ REIT, INC., a Maryland corporation, with its principal place of business at 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552 (the “Carveout Obligor”).

1.	RECITALS
(a)

On the Effective Date, the Lender, the Borrower and a certain affiliate of the Borrower have entered into an agreement (the “Loan Agreement”) with respect to a secured, cross-defaulted, cross-collateralized portfolio loan in the original aggregate principal amount of $8,400,000 (the “Loan”). The documents evidencing and securing the Loan include two promissory notes and a variety of security documents entered into as of the Effective Date (collectively, and together with the Loan Agreement, the “Loan Documents”).

(b)

The Lender has advanced funds to the Borrower, evidenced by the Secured Promissory Note of the Borrower, dated as of the Effective Date and payable to the order of the Lender, in the principal amount of $2,420,000 (together with any extensions, renewals, amendments, or modifications, the “Note”).  The Note is secured, inter alia, by an Open-End Mortgage Deed, Security Agreement and Fixture Filing (the “Mortgage”) encumbering certain real property (the “Real Property”) located in Fairfield County, Connecticut.

(c)

A Memorandum of the Loan Agreement has been placed of record in, among other places, the official records of the Shelton City/Town Clerk, Connecticut, to provide record notice to all parties that all of the Loan Documents are part of a single portfolio loan, and are subject to all of the terms of the Loan Agreement.

(d)

The Environmental Obligors desire to (a) assume full personal liability for the repayment of that portion of the Indebtedness that arises because the Lender has advanced funds or incurred expenses as a result of the failure of the Borrower to meet its obligations under the Loan Documents with respect to environmental matters and (b) indemnify the Lender and hold it harmless from actual damages suffered as a result of environmental matters.

2.	AGREEMENT

NOW THEREFORE, in consideration of the premises, in order to induce the Lender to disburse the proceeds of the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Environmental Obligors agree as follows:

3.	DEFINITIONS

The following capitalized terms shall have the meanings set forth below:

“Bankruptcy Code” means 11 U.S.C. §§101-1330 or any successor statute.

Environmental Indemnity Agreement

GTJ Portfolio, Shelton, Connecticut
AEGON Loan No. 10520105

“Business Day” means any weekday when state and federal banks are open for business in New York, New York.

“Claim” means any action, suit, proceeding, demand, assessment, adjustment, penalty, judgment or other assertion of liability.

“Default Rate” has the meaning set forth in the Note.

“Environmental Laws” means all present and future laws, statutes, ordinances, rules, regulations, orders, guidelines, rulings, decrees, notices and determinations of any Governmental Authority to the extent that they pertain to: (A) the protection of health against environmental hazards; (B) the protection of the environment, including air, soils, wetlands, and surface and underground water, from contamination by any substance that may have any adverse health effect on humans, livestock, fish, wildlife, or plant life, or which may disturb an ecosystem; (C) underground storage tank regulation or removal; (D) wildlife conservation; (E) protection or regulation of natural resources; (F) the protection of wetlands; (G) management, regulation and disposal of solid and hazardous wastes; (H) radioactive materials; (I) biologically hazardous materials; (J) indoor air quality; or (K) the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Substances. “Environmental Laws” include, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., all similar state statutes and local ordinances, and all regulations promulgated under any of those statutes, and all administrative and judicial actions respecting such legislation, all as amended from time to time.

“Governmental Authority” means any political entity with the legal authority to impose any requirement on the Property, including the governments of the United States, the State of Connecticut, Fairfield County, City of Shelton and any other entity with jurisdiction to decide, regulate, or affect the ownership, construction, use, occupancy, possession, operation, maintenance, alteration, repair, demolition or reconstruction of any portion or element of the Real Property.

“Hazardous Substance” means any substance the release of or the exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to human health, including (A) any “oil,” as defined by the Federal Water Pollution Control Act and regulations promulgated thereunder (including crude oil or any fraction of crude oil), (B) any radioactive substance and (C) Stachybotrys chartarum and other molds. However, the term “Hazardous Substance” does not include (1) a substance used in the cleaning and maintenance of the Real Property, if the quantity and manner of its use are customary, prudent, and do not violate applicable law, or (2) automotive motor oil in immaterial quantities, if leaked from vehicles in the ordinary course of the operation of the Real Property and cleaned up in accordance with reasonable property management procedures and in a manner that violates no applicable law.

“Indebtedness” means all sums that are owed or become due pursuant to the terms of the Loan Documents, which sums include any amounts advanced by the Lender to cure defaults or to pay attorneys’ fees and expenses (including any such fees or expenses incurred in connection with enforcing or protecting any of the Loan Documents in any bankruptcy proceeding), receivership costs and other collection costs.

“Loan Documents” has the meaning set forth in the Mortgage.

“Notice” means a notice given in accordance with Subsection 11.4 below.

“Obligation” means any obligation under this Agreement.

Environmental Indemnity Agreement

GTJ Portfolio, Shelton, Connecticut
AEGON Loan No. 10520105

“Property” means the Real Property and any other property now or hereafter subjected to any lien or security interest created by any of the Loan Documents.

4.	LIABILITY FOR REPAYMENT OF INDEBTEDNESS

In consideration of the benefits which the Environmental Obligors receive as a result of the Loan (including the benefit of the Loan’s non-recourse feature), the Borrower expressly assumes personal liability for, and the other Environmental Obligors jointly and severally, irrevocably, absolutely and unconditionally guarantee the full and prompt payment to the Lender of, the portion of the Indebtedness that arises because the Lender has advanced funds or incurred expenses because the Borrower fails to perform its obligations under the Loan Documents with respect to environmental matters as described in Section 23 of the Mortgage. If the Lender has advanced funds or incurred expenses because the Borrower fails to perform its obligations under the Loan with respect to environmental matters as described in Section 23 of the Mortgage, such amounts shall bear interest at the Default Rate.

5.	INDEMNITY AND HOLD HARMLESS

The Environmental Obligors jointly and severally agree to indemnify the Lender and its directors, officers, employees, agents, successors and assigns and to hold them harmless, to the extent of the Lender’s actual damages and actual losses, from any Claim, cost, expense or liability of whatever kind or nature, known or unknown, contingent or otherwise, directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or after the date of this Agreement) of Hazardous Substances on, in, under or about the Real Property. Obligations indemnified under this Section include (A) out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, sustained by the Lender in enforcing this Agreement or the Borrower’s obligations under the Loan Documents with respect to environmental matters, and including any such fees or expenses incurred in connection with the enforcement or protection of this Agreement in any bankruptcy proceeding, and (B) the protection of the Lender from, and the defense of the Lender against, all Claims. This Section shall be binding upon the Environmental Obligors and their heirs, personal representatives, successors and assigns, and shall survive repayment of the Indebtedness, foreclosure of the Real Property, and the Borrower’s granting of a deed to the Real Property. Obligations under this Section shall not extend to any Claim, cost, expense or liability caused by the Lender’s gross negligence or willful misconduct, or arising from a release of Hazardous Substances that occurs after the Lender has taken possession of the Real Property (provided neither the Borrower nor any Carveout Obligor has caused the release through any act or omission).

6.	REPRESENTATIONS AND WARRANTIES

Each Environmental Obligor represents and warrants to the Lender as follows:

(a)	This Agreement has been duly executed and delivered.
(b)

The execution and performance of this Agreement and all guaranties, indemnities and covenants herein will not result in any breach of, or constitute a default under, any contract, guarantee, document or other instrument to which such Environmental Obligor is a party or by which such Environmental Obligor may be bound or affected, and do not and will not violate or contravene any law to which such Environmental Obligor is subject; nor do any such other instruments impose or contemplate any obligations which are or will be inconsistent with this Agreement.

(c)

No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of this Agreement.

Environmental Indemnity Agreement

GTJ Portfolio, Shelton, Connecticut
AEGON Loan No. 10520105

(d)	This Agreement constitutes the legal, valid and binding obligation of such Environmental Obligor, enforceable against it in accordance with its terms.
(e)	There are no material actions, suits or proceedings pending or, to the best of the knowledge of such Environmental Obligor, threatened against or affecting such Environmental Obligor.
(f)

The following financial statement of the Carveout Obligor is true and accurate as of its date:  “GTJ REIT, Inc., Form 10-Q, for the quarterly period ended September 30, 2019”. There has been no material adverse change in the Carveout Obligor’s financial condition since the date of such financial statement.

(g)

The financial statements of the Borrower most recently received by the Lender are true and accurate as of their respective dates. There has been no material adverse change in the Borrower’s financial condition since the dates of the financial statements.

7.	REMEDIES ON DEFAULT

Upon the failure of any Environmental Obligor to perform any obligation under this Agreement within five (5) Business Days of written demand (a “Default”), the Lender shall have all of the rights of a guaranteed or indemnified party under the laws of Connecticut. Interest on any unpaid obligations shall accrue at the Default Rate. In addition, a “Default” shall arise under the Loan Documents. The Lender shall have all of the remedies available to it under the Loan Documents upon “Default,” including the accrual of interest on the Indebtedness at the Default Rate.

8.	APPLICATION OF PAYMENTS

All payments with respect to the Indebtedness received by the Lender from any party, other than the Environmental Obligors with respect to an Obligation, may be applied by the Lender to the Indebtedness in such manner and order as the Lender desires, in its sole discretion, whether or not such application reduces the liability of the Environmental Obligors with respect to the Obligations. If a foreclosure sale of the Real Property takes place, the proceeds of the sale (whether received in cash or by credit bid) shall be applied first to reduce that portion of the Indebtedness for which the Borrower has not assumed personal liability under Section 4 and which is not guaranteed by an Environmental Obligor under Section 4.

9.	UNSECURED OBLIGATION

The Mortgage secures neither (A) the Environmental Obligors’ Obligations, nor (B) those of the Borrower’s Obligations that arise with respect to expenses, liabilities or damages incurred by the Lender after a foreclosure under the Mortgage, or after the Lender’s or its affiliate’s acceptance of a deed in lieu thereof, or that are the subject of any Claim or any portion of a Claim against the Lender or the Property that (i) have not been paid as of the date of a foreclosure under the Mortgage, or (ii) have not been paid as of the Lender’s acceptance of a deed in lieu of foreclosure. The Borrower acknowledges and agrees that the Obligations which are so unsecured are separate and distinct from, and not the substantial equivalent of, those that are so secured, and that such unsecured Obligations shall survive such a foreclosure or acceptance of a deed in lieu of a foreclosure.

10.	WAIVERS
10.1	Subrogation Rights against the Borrower

Each Environmental Obligor waives (a) any right of reimbursement, subrogation, exoneration, contribution, or indemnity from or by the Borrower, and (b) any “claim,” as that term is defined in the Bankruptcy Code, which such party or parties might now have or hereafter acquire against the Borrower by virtue of the such party’s or parties’ performance of any obligation of the Borrower.

Environmental Indemnity Agreement

GTJ Portfolio, Shelton, Connecticut
AEGON Loan No. 10520105

10.2	Marshaling of Assets

Each Environmental Obligor waives any right to cause a marshaling of the Borrower’s assets.

10.3	Homestead Laws and Exemptions

Each Environmental Obligor waives all rights and exemptions under homestead and similar laws.

10.4	Valuation of Collateral

Each Environmental Obligor waives any right to a defense to an action under this Agreement based on an assertion that the amount paid for the Property at a lawfully conducted judicial or non-judicial foreclosure sale is less than the value of the Property.

10.5	Protest, Demand, Dishonor

Each Environmental Obligor waives all rights of protest, demand, dishonor, presentment or any other notices or demands which might otherwise be required by any statute or rule of law now or hereafter in effect with respect to this Agreement or any of the Obligations.

10.6	Suretyship Waivers

Each Environmental Obligor waives any statutory or common law rights and defenses available to sureties, indemnitors, endorsers or guarantors of obligations.

10.7	Additional Waivers

Each Environmental Obligor waives (A) any defense based upon the Lender’s election of any remedy, (B) any defense of the statute of limitations and (C) any defense based on the Lender’s failure to disclose any information concerning the financial condition of the Borrower or any other circumstances bearing on the ability of the Borrower to pay and perform its obligations under the Loan Documents, or the Lender’s failure to provide Notice of any act or omission by the Borrower from which any Obligation may have arisen.

11.	MISCELLANEOUS
11.1	Independence of Obligations

Each Environmental Obligor shall be jointly, severally, fully and personally liable for the Obligations. The Lender shall be entitled to maintain an independent action against each Environmental Obligors regardless of whether the Lender has commenced or completed any action against the Borrower or the Property, and regardless of the extent, if any, to which a foreclosure under the Mortgage exonerates the Borrower or the Environmental Obligors from any liability under this Agreement or impairs the rights of subrogation, reimbursement, contribution or indemnification of any person remaining liable hereunder against those so released.

Each Environmental Obligor disclaims any status as beneficiary of any obligation of the Lender to the Borrower to provide notice of default under the Loan Documents. If the Lender has initiated any action against the Borrower to enforce the Loan Documents, the Lender may join any Environmental Obligor or refrain from doing so, at its sole and absolute discretion. The liability of each Environmental Obligor under this Agreement shall be reinstated with respect to any amount at any time paid to the Lender by the Borrower on account of the Obligations which shall thereafter be required to be restored or returned by the Lender upon the bankruptcy, insolvency or reorganization of any Environmental Obligor other than the party against whom the Lender has sought to enforce this Agreement, as though such amount had not been paid.

Except as expressly agreed in writing by the Lender, the Obligations shall not be released, diminished, impaired, reduced or otherwise affected by (a) the reconveyance of the interest created

Environmental Indemnity Agreement

GTJ Portfolio, Shelton, Connecticut
AEGON Loan No. 10520105

by the Mortgage, (b) the consent by the Lender to any transfer of a direct or indirect interest in the Property (whether through sale of the Property, transfers of interests in the Borrower, or a change in the form of business organization of the Borrower), or (c) any forbearance by the Lender to exercise any rights under the Loan Documents.

11.2	Waiver of Jury Trial

ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT IS WAIVED BY EACH ENVIRONMENTAL OBLIGOR AND LENDER, AND IT IS AGREED BY EACH ENVIRONMENTAL OBLIGOR AND LENDER THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

11.3	Offsets and Defenses

The liability of each Environmental Obligor under this Agreement shall not be released, diminished, impaired, reduced or otherwise affected by any existing or future offset, claim, or defense of any other Environmental Obligor against the Lender.

11.4	Notices

In order for any demand, consent, approval or other communication to be effective under the terms of this Agreement, Notice must be provided under the terms of this Subsection. All Notices must be in writing. Notices may be (a) delivered by hand, (b) transmitted by as a pdf attachment by email (with a duplicate copy sent by first class mail, postage prepaid), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid. Notices shall be addressed as set forth below:

If to the Lender:

Transamerica Life Insurance Company
c/o AEGON USA Realty Advisors, LLC
6300 C Street SW
Cedar Rapids, Iowa 52499
Attn:  Mortgage Loan Department – 3B-CR
Reference:  Loan #10520105
Email Address:  aamservicing@aegonusa.com

If to the Environmental Obligors to the following addressee on behalf of all Environmental Obligors:

WU/LH 466 Bridgeport L.L.C.
60 Hempstead Avenue, Suite 718
West Hempstead, New York 11552

Attn:  Louis Sheinker
Email Address:  lsheinker@gtjreit.com

With a copy to:

Schiff Hardin LLP

1185 Avenue of the Americas

New York, New York 10036

Attn:  Christine A. McGuinness

Email Address:  cmcguinness@schiffhardin.com

Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Notices sent by email will be deemed delivered when

Environmental Indemnity Agreement

GTJ Portfolio, Shelton, Connecticut
AEGON Loan No. 10520105

a read receipt has been received (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Subsection). Mailed Notices shall be deemed given on the date of the first attempted delivery (whether or not actually received). Any party to this Agreement may change its address for Notice by giving Notice of such change to the other parties.

11.5	Entire Agreement and Modification

This Agreement and the other Loan Documents embody the final, entire agreement of the parties relating to its subject matter and supersede any and all prior agreements, whether written or oral. This Agreement may not be contradicted or varied by evidence of any prior, contemporaneous, or subsequent oral agreements or discussions of the parties, and may be amended, waived, released or terminated only by a written instrument or instruments executed by the Lender. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall not be effective as to the Lender. There are no unwritten oral agreements between the parties.

11.6	Counterparts

This Agreement may be executed in multiple counterparts, all of which taken together shall constitute one and the same Agreement. Where more than one Environmental Obligor is named herein, the obligations and liabilities of said Environmental Obligor shall be joint and several. A default or violation of any provision of the Loan Documents by any one of the entities constituting the Environmental Obligor shall be deemed to be a default or violation by all entities constituting the Environmental Obligor.

11.7	Governing Law

This Agreement shall be construed and enforced according to, and governed by, the laws of Connecticut without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

11.8	Cumulative Remedies

Every right and remedy provided in this Agreement shall be cumulative of every other right or remedy of the Lender whether herein or by law conferred and may be enforced concurrently with any such right or remedy. No acceptance of performance of any Obligation as to which any Environmental Obligor shall be in Default, or waiver of particular or single performance of any obligation or observance of any covenant, shall be construed as a waiver of the obligation or covenant or as a waiver of any other Default then, theretofore or thereafter existing.

11.9	Severability

In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Agreement shall operate, or would prospectively operate, to invalidate this Agreement, then, and in any such event, such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

11.10	Reference to Particulars

The scope of a general statement made in this Agreement shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement’s scope. Therefore, unless the relevant provision of this Agreement contains specific

Environmental Indemnity Agreement

GTJ Portfolio, Shelton, Connecticut
AEGON Loan No. 10520105

language to the contrary, the term “include” shall mean “include, but shall not be limited to” and the term “including” shall mean “including, without limitation.”

11.11	Assignment

The Lender may assign its rights under this Agreement without Notice to any holder of the Note and assignee of the Lender’s rights under the Loan Documents.

11.12	prejudgment remedies

EACH ENVIRONMENTAL OBLIGOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND, TO THE EXTENT ALLOWED UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR UNDER OTHER APPLICABLE LAW, EACH ENVIRONMENTAL OBLIGOR HEREBY WAIVES ITS RIGHT TO NOTICE (EXCEPT TO THE EXTENT OTHERWISE REQUIRED UNDER THE LOAN DOCUMENTS) AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE.  THIS WAIVER IS MADE BY EACH ENVIRONMENTAL OBLIGOR ON BEHALF OF EACH ENVIRONMENTAL OBLIGOR AND EACH ENVIRONMENTAL OBLIGOR’S RESPECTIVE SUCCESSORS AND ASSIGNS AND SHALL APPLY TO ANY AND ALL ACTIONS AGAINST SUCH SUCCESSORS AND ASSIGNS.

[SIGNATURES APPEAR ON NEXT PAGE]

Environmental Indemnity Agreement

GTJ Portfolio, Shelton, Connecticut
AEGON Loan No. 10520105

IN WITNESS WHEREOF, each Environmental Obligor and the Lender have caused this Agreement to be duly executed under seal as of the Effective Date.

ENVIRONMENTAL OBLIGOR

WU/LH 466 BRIDGEPORT L.L.C., a Delaware limited liability company

By:  GTJ Realty, LP, a Delaware limited partnership, its Sole Member and Sole Manager

By:  GTJ GP, LLC, a Maryland limited liability company, its General Partner

By:  GTJ REIT, Inc., a Maryland corporation, its Sole Member and Sole Manager

By:  /s/ Paul A. Cooper

Paul A. Cooper

Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page – Environmental Indemnity]

Environmental Indemnity Agreement

GTJ Portfolio, Shelton, Connecticut
AEGON Loan No. 10520105

GTJ REIT, Inc., a Maryland corporation

By:  /s/ Paul A. Cooper

Paul A. Cooper

Chief Executive Officer

[Signature Page – Environmental Indemnity]

Environmental Indemnity Agreement

GTJ Portfolio, Shelton, Connecticut
AEGON Loan No. 10520105